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Exhibit 12

GTE California Incorporated and Subsidiary

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)

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
                                                  Three Months
                                                      Ended
                                                    March 31,
                                                       1997
                                                    ---------
Net earnings available for fixed charges:
  Income from continuing operations                  $128,297
  Add - Income taxes                                   87,849
      - Fixed charges                                  29,295
                                                     --------
Adjusted earnings                                    $245,441
                                                     ========

Fixed charges:
  Interest expense                                    $26,120
  Portion of rent expense
     representing interest                              3,175
                                                     --------
Adjusted fixed charges                                $29,295
                                                     ========
RATIO OF EARNINGS TO FIXED CHARGES                       8.38
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